UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

Golden Entertainment, Inc.

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(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities

As previously disclosed, on July 31, 2015, Golden Entertainment, Inc. (the “Company”) issued an aggregate of 8,229,908 shares of its common stock in connection with the merger (the “Merger”) of a wholly owned subsidiary of the Company with and into Sartini Gaming, Inc. (“Sartini Gaming”), pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2015, by and among the Company, a wholly owned subsidiary of the Company, Sartini Gaming and The Blake L. Sartini and Delise F. Sartini Family Trust, as sole shareholder of Sartini Gaming (the “Sartini Trust”), as amended (the “Merger Agreement”). 7,772,736 of such shares of the Company’s common stock were issued to the Sartini Trust as consideration in the Merger, and the remaining 457,172 shares were issued to certain former holders of warrants of a subsidiary of Sartini Gaming as consideration for the repurchase of such warrants by the Company in connection with the closing of the Merger.

On October 29, 2015, the post-closing “true-up” adjustment was completed under the Merger Agreement, resulting in an additional 223,657 shares of the Company’s common stock being issuable to the Sartini Trust as consideration in the Merger.

The shares of Company common stock issuable in connection with the post-closing “true-up” adjustment described above will be issued in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, because the transaction did not involve a public offering. Appropriate investment representations were obtained and restrictive legends will be affixed to the share certificates evidencing such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: November 2, 2015	By:	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Executive Vice President and Chief Financial Officer